June 28, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of PruTech Research and Development Partnership III dated June 25, 1996.

Yours truly,

Deloitte & Touche LLP
New York, New York